Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 760-931-5500

email: investors@dothill.com

Dot Hill Reports Third Quarter 2009 Results

Revenues increased 17% and gross margin increased 3.5 percentage points over second quarter 2009, leading to positive cash flow from operations of $3.3 million sequentially and $0.00 net loss per fully diluted share on a non-GAAP basis

CARLSBAD, Calif. — November 5, 2009 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the third quarter of 2009. The company recognized net revenue in the third quarter of 2009 of $63.6 million, as compared to $76.6 million for the third quarter of 2008 and $54.3 million for the second quarter of 2009.

Gross margin for the third quarter of 2009 was 18.3 percent, compared to 11.7 percent in the third quarter of 2008 and 14.7 percent in the second quarter of 2009. Operating expenses for the third quarter of 2009 were $12.9 million, as compared to $13.0 million in the third quarter of 2008 and $12.3 million in the second quarter of 2009.

Net loss for the third quarter of 2009 was $1.1 million, or $0.02 per fully diluted share, as compared to a net loss of $3.7 million, or $0.08 per fully diluted share, in the third quarter of 2008 and a net loss of $4.2 million, or $0.09 per fully diluted share, in the second quarter of 2009.

The decline in year-over-year revenue was due in part to macro economic factors, and also to declines in revenues from Sun Microsystems, partially offset by increases in revenues from other customers. On a sequential basis, revenues increased substantially, which the company primarily attributed to increases in revenues from its current largest customer offset by a decrease in revenues from Sun.

Non-GAAP gross margin was 18.4 percent for the third quarter of 2009, compared to 11.8 percent in the third quarter of 2008 and 14.9 percent in the second quarter of 2009.

Total non-GAAP operating expenses for the third quarter of 2009 were $11.9 million, as compared to $12.6 million for the third quarter of 2008 and $11.1 million for the second quarter of 2009.

Non-GAAP net loss for the third quarter of 2009 was $0.1 million, or $0.00 per fully diluted share, as compared to a third quarter 2008 net loss of $3.1 million, or $0.07 per fully diluted share, and a second quarter 2009 net loss of $3.0 million, or $0.06 per fully diluted share. Non-GAAP EBITDA for the third quarter of 2009 was a $0.4 million profit compared to a loss of $1.8 million for the third quarter of 2008 and a loss of $2.3 million for the second quarter of 2009.

The company exited the third quarter of 2009 with cash and cash equivalents of $59.2 million, which compares to a June 30, 2009 cash and cash equivalents balance of $57.1 million. The increase in the company’s cash position was primarily attributable to tighter management of working capital. The company also generated $3.3 million in cash flow from operations during the third quarter of 2009.

“Overall, we had a strong quarter against a difficult but improving economic environment,” said Hanif Jamal, Dot Hill’s senior vice president and chief financial officer. “Sequentially, revenues grew 17 percent, gross margin increased by 3.5 percentage points, we reduced our operating losses to essentially break-even, or $0.00 per share on a non-GAAP basis, and we were cash flow positive from operations.”

The company is targeting fourth quarter 2009 net revenue in the range of $62 to $67 million and a net loss per fully diluted share in the range of $0.01 to $0.07 on a non-GAAP basis. “Gross margin percentage is expected to decline modestly on a non-GAAP basis as we pass through some contractually agreed to price reductions to certain customers,” said Jamal. “Operating expenses are expected to increase slightly as we continue to invest in our channel program and software product development, and as we absorb the additional costs associated with the move of our corporate headquarters to Colorado. We expect cash and cash equivalents at the end of December 31, 2009 to be in the range of $55 to $60 million.”

“I am pleased with the achievements of our team during the third quarter of 2009,” said Dana Kammersgard, Dot Hill’s president and chief executive officer. “It was a quarter of solid execution against a difficult but stabilizing economic backdrop. Operationally, we have systemically improved our gross margins and have managed our working capital and cash extremely well. More importantly however, I am very excited about the fourth quarter of 2009 and into 2010, when we expect the economy to begin to recover and demand to stabilize, and we take advantage of technology transitions to win new customers.”

Dot Hill’s third quarter 2009 financial results conference call is scheduled to take place on November 5, 2009 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 888-233-7970 (U.S.) or 913-312-1450 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available on the Dot Hill web site following the conference call. For a telephone replay, dial 888-203-1112 (U.S.) or 719-457-0820 (International) and enter passcode 4917179.

About Non-GAAP Financial Measures

This press release contains financial results that exclude the effects of share-based compensation expense, severance costs, restructuring costs, foreign currency gains or losses, the effects of legal settlements and the issuance of a warrant to a customer, and are not in accordance with U.S. generally accepted accounting principles (GAAP). The company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company’s expected financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s projected financial results for the fourth quarter of 2009 and thereafter and Dot Hill’s ability to take advantage of technology transitions to win new customers. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the fourth quarter of 2009 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the form 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
NET REVENUE	$76,641	$63,600	$200,494	$171,817
COST OF GOODS SOLD	67,700	51,969	180,165	142,955

GROSS PROFIT	8,941	11,631	20,329	28,862

OPERATING EXPENSES:
Sales and marketing	2,990	2,772	10,909	7,856
Research and development	6,940	7,241	21,489	21,327
General and administrative	3,309	2,320	10,291	7,562
Restructuring charge	—	530	—	941
Legal settlement	(200)	—	(4,036)	—

Total operating expenses	13,039	12,863	38,653	37,686

OPERATING LOSS	(4,098)	(1,232)	(18,324)	(8,824)

OTHER INCOME:
Interest income, net	309	17	1,374	132
Other income (expense), net	(19)	(10)	61	(17)

Total other income, net	290	7	1,435	115

LOSS BEFORE INCOME TAXES	(3,808)	(1,225)	(16,889)	(8,709)
INCOME TAX EXPENSE (BENEFIT)	(117)	(88)	281	(94)

NET LOSS	$(3,691)	$(1,137)	$(17,170)	$(8,615)

NET LOSS PER SHARE:
Basic and diluted	$(0.08)	$(0.02)	$(0.37)	$(0.18)

WEIGHTED AVERAGE SHARES USED TO CALCULATE NET LOSS PER SHARE:
Basic and diluted	46,223	47,258	46,078	46,978

COMPREHENSIVE LOSS:
Net loss	$(3,691)	$(1,137)	$(17,170)	$(8,615)
Foreign currency translation (gain) loss	(27)	(89)	(128)	1

Comprehensive loss	$(3,718)	$(1,226)	$(17,298)	$(8,614)

DOT HILL SYSTEMS CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31,	September 30,
	2008	2009
ASSETS
Current Assets:
Cash and cash equivalents	$56,850	$59,208
Accounts receivable, net of allowance of $287 and $579	41,035	35,179
Inventories, net	14,127	5,038
Prepaid expenses and other	4,796	6,830

Total current assets	116,808	106,255
Property and equipment, net	2,410	3,611
Intangible assets, net	4,164	3,313
Other assets	515	224

Total assets	$123,897	$113,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$31,050	$28,913
Accrued compensation	3,217	2,940
Accrued expenses	5,229	4,822
Deferred revenue	1,121	1,425
Restructuring accrual	681	725
Current portion of long-term note payable	249	258

Total current liabilities	41,547	39,083
Long term note payable – less current portion	607	412
Other long-term liabilities	5,091	3,253

Total liabilities	47,245	42,748

Commitments and Contingencies Stockholders’ Equity:
Preferred stock, $.001 par value, 10,000 shares authorized, no shares issued and outstanding at December 31, 2008 and September 30, 2009	—	—
Common stock, $.001 par value, 100,000 shares authorized, 46,308 and 48,944 shares issued and outstanding at December 31, 2008 and September 30, 2009, respectively	46	49
Additional paid-in capital	300,555	303,169
Accumulated other comprehensive loss	(3,474)	(3,473)
Accumulated deficit	(220,475)	(229,090)

Total stockholders’ equity	76,652	70,655

Total liabilities and stockholders’ equity	$123,897	$113,403

DOT HILL SYSTEMS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Cash Flows From Operating Activities:
Net loss	$(3,691)	$(1,137)	$(17,170)	$(8,615)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,394	642	4,385	2,079
Loss on disposal of property and equipment	—	—	57	—
(Reduction) provision in bad debt reserve	(33)	28	(153)	292
Share-based compensation expense	661	597	2,224	2,151
Issuance of warrant to customer	—	—	2,282	—
Changes in operating assets and liabilities:
Accounts receivable	(1,715)	(5,629)	(15,566)	5,587
Inventories	969	4,676	(3,578)	9,086
Prepaid expenses and other assets	489	(2,590)	(42)	(2,046)
Accounts payable	(660)	7,143	6,710	(2,125)
Accrued compensation and other expenses	(594)	507	(2,042)	(449)
Deferred revenue	(23)	(1,131)	(251)	(1,199)
Income taxes payable	(139)	(5)	205	48
Restructuring accrual	—	240	—	47
Other long-term liabilities	367	(16)	(147)	(367)

Net cash provided by (used in) operating activities	(2,975)	3,325	(23,086)	4,489

Cash Flows From Investing Activities:
Purchases of property and equipment	(638)	(1,343)	(1,503)	(2,421)
Purchases of intangible assets	(2,482)	—	(2,482)	—

Net cash used in investing activities	(3,120)	(1,343)	(3,985)	(2,421)

Cash Flows From Financing Activities:
Principal payment of note payable	—	(62)	—	(185)
Proceeds from exercise of stock options and warrants	86	—	284	—
Proceeds from sale of stock to employees	447	190	912	466

Net cash provided by financing activities	533	128	1,196	281

Effect of Exchange Rate Changes on Cash	4	24	41	9

Net (Decrease) Increase in Cash and Cash Equivalents	(5,558)	2,134	(25,834)	2,358
Cash and Cash Equivalents, beginning of period	62,082	57,074	82,358	56,850

Cash and Cash Equivalents, end of period	$56,524	$59,208	$56,524	$59,208

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$22	$5	$78	$37

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Construction-in-progress costs incurred but not paid	$261	$175	$108	$175

Promissory note for intangible assets purchase	$918	$—	$918	$—

Contingent payment for intangible assets purchase	$1,070	$—	$1,070	$—

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION TABLE OF NON-GAAP MEASURES

(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Net loss	$(3,691)	$(1,137)	$(17,170)	$(8,615)
Effect of currency (gain) loss	(141)	(134)	(185)	108
Effect of share-based compensation	660	597	2,224	2,151
Effect of issuance of warrant to customer	—	—	2,282	—
Effect of legal settlement	—	—	(3,836)	—
Effect of restructuring charge	—	530	—	941
Effect of severance costs	24	—	533	—

Net loss as adjusted	$(3,148)	$(144)	$(16,152)	$(5,415)

Net loss per share:
Basic and diluted	$(0.07)	$(0.00)	$(0.35)	$(0.12)

Weighted average shares used to calculate net loss per share:
Basic and diluted	46,223	47,258	46,078	46,978

Net revenue	$76,641	$63,600	$200,494	$171,817
Effect of issuance of warrant to customer	—	—	2,282	—

Net revenue as adjusted	$76,641	$63,600	$202,776	$171,817

Gross profit	$8,941	$11,631	$20,329	$28,862
Effect of issuance of warrant to customer	—	—	2,282	—
Effect of share-based compensation	102	75	306	292
Effect of severance costs	22	0	183	0

Gross profit as adjusted	$9,065	$11,706	$23,100	$29,154

Operating expenses	$13,039	$12,863	$38,653	$37,686
Effect of currency gain (loss)	141	134	185	(108)
Effect of share-based compensation	(558)	(522)	(1,918)	(1,859)
Effect of legal settlement	—	—	3,836	—
Effect of restructuring charge	—	(530)	—	(941)
Effect of severance costs	(2)	0	(350)	0

Operating expenses as adjusted	$12,620	$11,945	$40,406	$34,778

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION TABLE OF NON-GAAP MEASURES: EBITDA

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Net loss as adjusted	$(3,148)	$(144)	$(16,152)	$(5,415)
Interest expense	31	11	31	45
Income tax expense (benefit)	(117)	(88)	281	(94)
Depreciation	1,063	358	3,242	1,227
Amortization	331	284	1,143	852

EBITDA as adjusted	$(1,840)	$421	$(11,455)	$(3,385)

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